Exhibit 10.4
AMENDED REVOLVING CREDIT PROMISSORY NOTE

US $37,500	March 18, 2009,
with an effective date
of September 7, 2007

FOR VALUE RECEIVED, the undersigned, RX Scripted, Inc., a Nevada corporation, which has a business address of 201 Creekvista Drive, Holly Springs, North Carolina 27540 ("Maker"), hereby promises to pay to the order of Kevin McAdams, an individual, whose address is 201 Creekvista Drive, Holly Springs, North Carolina 27540 ("Payee"), the principal sum of Thirty-Seven Thousand Five Hundred Dollars ($37,500), or such lesser amount as shall be advanced by Payee from time to time, of which $30,700 has been loaned to date and $6,800 will be available under the terms of this revolving credit note.  Maker shall pay Payee in lawful money in United States of America, which shall be legal tender, bearing interest at 4% per annum on the unpaid balance of such amount from the date of the initial revolving credit advance and payable as provided herein.  This Amended Revolving Credit Promissory Note (the “Note”) amends and replaces that certain Revolving Credit Promissory Note dated as of December 12, 2007, and has an effective date of September 7, 2007.

The unpaid principal balance, including any unpaid and accrued interest, shall at no time exceed the sum of Twenty Five Thousand and No/100 Dollars ($25,000.00).  The unpaid principal balance of this Note at any time shall be the total amounts loaned or advanced hereunder by Payee, less the amount of payments or prepayments of principal made hereon by or for the account of Maker. It is contemplated that by reason of prepayments hereon, there may be times when no indebtedness is due hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to loans or advances  made  pursuant  to and under the terms of this Note subsequent to each such occurrence.

Advances hereunder shall be made by Payee upon the oral or written request of the undersigned officer of Maker or any other officer of Maker authorized to make such a request.

Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above.  All unpaid amounts shall be due by October 31, 2009.

On default in the payment of this Note or in the performance of any obligation in any instrument securing or collateral to it this Note and all obligations in all instruments securing or collateral to it shall become immediately due at the election of Payee.  Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, protests, and notices of protest.

If this Note or any instrument securing or collateral to it is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

Interest on the debt evidenced by this Note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded.  On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded.  This provision overrides other provisions in this and all other instruments concerning the debt.

The terms Maker and Payee and other nouns and pronouns include the plural if more than one.  The terms Maker and Payee also include their respective successors, representatives, and assigns.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written, with an effective date of September 7, 2007.

RX Scripted, Inc.

/s/ MaryAnne McAdams
__________________
MaryAnne McAdams
Director